Exhibit 99.1
Open Lending Reports Fourth Quarter and Full Year 2023 Financial Results

AUSTIN, Texas, February 27, 2024 – Open Lending Corporation (Nasdaq: LPRO) (the “Company” or “Open Lending”), an industry trailblazer in lending enablement and risk analytics solutions for financial institutions, today reported financial results for its fourth quarter and full year ended December 31, 2023.
“We exceeded the high-end of our guidance range for certified loans and revenues in the fourth quarter, excluding a negative change in estimate associated with our profit share. In 2023, we continued to improve our product and technology and further refined our go-to-market strategy to position us well for growth,” said Keith Jezek, CEO of Open Lending. “In 2024, our priorities will be to optimize the core business as well as further expand into the bank segment. I believe our value proposition to the various players in the auto retail ecosystem is as strong as ever, and by executing on our priorities, we will be well-positioned to capture the pent-up demand as the industry inevitably recovers. I am proud of the continued execution by our team as we remain focused on our mission to change lives by making transportation affordable.”
Three Months Ended December 31, 2023 Highlights
•The Company facilitated 26,263 certified loans during the fourth quarter of 2023, compared to 34,550 certified loans in the fourth quarter of 2022.
•Total revenue was $14.9 million during the fourth quarter of 2023, compared to $26.8 million in the quarter of 2022. The fourth quarter of 2023 was negatively impacted by a $14.3 million reduction in estimated future profit share revenues related to business in historic vintages as compared to a $12.8 million reduction in the fourth quarter of 2022.
•Gross profit was $9.6 million during the fourth quarter of 2023, compared to $21.9 million in the fourth quarter of 2022.
•Net loss was $4.8 million during the fourth quarter of 2023, compared to a $4.2 million net loss in the fourth quarter of 2022.
•Adjusted EBITDA was $(2.1) million during the fourth quarter of 2023, compared to $8.5 million in the fourth quarter of 2022.
Twelve Months Ended December 31, 2023 Highlights
•The Company facilitated 122,984 certified loans during the year ended December 31, 2023, compared to 165,211 certified loans in the prior year.
•Total revenue was $117.5 million during the year ended December 31, 2023, compared to $179.6 million in the prior year. The year ended 2023 was negatively impacted by a $22.8 million reduction in estimated future profit share revenues related to business in historic vintages as compared to a $5.7 million reduction in the prior year.
•Gross profit was $95.2 million during the year ended December 31, 2023, compared to $159.6 million in the prior year.
•Net income was $22.1 million during the year ended December 31, 2023, compared to $66.6 million in the prior year.
•Adjusted EBITDA was $50.2 million during the year ended December 31, 2023, compared to $105.7 million in the prior year.
Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the financial table included at the end of this press release. An explanation of this measure and how it is calculated is also included under the heading “Non-GAAP Financial Measures.”

First Quarter 2024 Outlook
Based on trends into 2024, the Company is issuing its first quarter 2024 guidance ranges as follows:

Total Certified Loans	24,000 - 28,000
Total Revenue	$26 - $30 million
Adjusted EBITDA	$10 - $14 million

The guidance provided above includes forward-looking statements within the meaning of U.S. securities laws. See “Forward-Looking Statements” below.
Conference Call
Open Lending will host a conference call to discuss the fourth quarter and full year 2023 financial results today at 5:00 pm ET. The conference call will be webcast live from the Company's investor relations website at https://investors.openlending.com/ under the “Events” section. The conference call can also be accessed live over the phone by dialing (877) 407-4018, or for international callers (201) 689-8471; the conference ID is 13743278. An archive of the webcast will be available at the same location on the website shortly after the call has concluded.
About Open Lending
Open Lending (Nasdaq: LPRO) provides loan analytics, risk-based pricing, risk modeling and default insurance to auto lenders throughout the United States. For over 20 years, we have been empowering financial institutions to create profitable auto loan portfolios with less risk and more reward. For more information, please visit www.openlending.com.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements related to market trends, consumer behavior and demand for automotive loans, as well as future financial performance under the heading “First Quarter 2024 Outlook” above. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the Company’s control. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, market, political and business conditions; applicable taxes, inflation, supply chain disruptions including global hostilities and responses thereto, interest rates and the regulatory environment; the outcome of judicial proceedings to which Open Lending may become a party; and other risks discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Non-GAAP Financial Measures
The non-GAAP financial measures included in this press release are financial information that has not been prepared in accordance with GAAP. The Company uses Adjusted EBITDA, Adjusted EBITDA margin and Adjusted operating cash flows internally in analyzing our financial results and believes these measures are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. The Company believes that the use of non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.
The Company believes these measures provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management and board of directors. In addition, these measures provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain non-cash items and certain non-recurring variable charges. Adjusted EBITDA is defined as GAAP net income excluding interest expense, income taxes, depreciation and amortization expense of property and equipment, and share-based compensation expense. Adjusted EBITDA margin is defined as Adjusted EBITDA expressed as a percentage of total revenue. Adjusted operating cash flows is defined as Adjusted EBITDA, minus CAPEX, +/- change in contract assets.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release.
Contact:
ICR for Open Lending
Investors
openlending@icrinc.com

OPEN LENDING CORPORATION
Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$240,206	$204,450
Restricted cash	6,463	4,069
Accounts receivable, net	4,616	5,721
Current contract assets, net	28,704	54,429
Income tax receivable	7,035	9,714
Other current assets	2,852	2,361
Total current assets	289,876	280,744
Fixed assets, net	3,913	2,573
Operating lease right-of-use asset, net	3,990	4,610
Contract assets	610	21,001
Deferred tax asset, net	70,113	65,128
Other assets	5,535	5,575
Total assets	$374,037	$379,631
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$375	$288
Accrued expenses	8,131	6,388
Current portion of debt	4,688	3,750
Third-party claims administration liability	6,464	4,055
Other current liabilities	932	626
Total current liabilities	20,590	15,107
Long-term debt, net of deferred financing costs	139,357	143,683
Operating lease liabilities	3,450	4,082
Other liabilities	5,060	3,935
Total liabilities	168,457	166,807
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized and none issued and outstanding	—	—
Common stock, $0.01 par value; 550,000,000 shares authorized, 128,198,185 shares issued and 118,819,795 shares outstanding as of December 31, 2023 and 128,198,185 shares issued and 123,646,059 shares outstanding as of December 31, 2022	1,282	1,282
Additional paid-in capital	502,032	499,625
Accumulated deficit	(193,749)	(215,819)
Treasury stock at cost, 9,378,390 shares at December 31, 2023 and 4,552,126 at December 31, 2022	(103,985)	(72,264)
Total stockholders’ equity	205,580	212,824
Total liabilities and stockholders’ equity	$374,037	$379,631

OPEN LENDING CORPORATION
Consolidated Statements of Operations
(Unaudited, in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue
Program fees	$13,482	$18,309	$64,092	$80,611
Profit share	(1,132)	6,066	43,301	90,056
Claims administration and other service fees	2,589	2,446	10,067	8,927
Total revenue	14,939	26,821	117,460	179,594
Cost of services	5,365	4,896	22,282	19,968
Gross profit	9,574	21,925	95,178	159,626
Operating expenses
General and administrative	12,002	11,165	43,043	35,950
Selling and marketing	4,349	4,148	17,485	17,856
Research and development	1,500	1,839	5,575	8,205
Total operating expenses	17,851	17,152	66,103	62,011
Operating income (loss)	(8,277)	4,773	29,075	97,615
Interest expense	(2,820)	(2,297)	(10,661)	(5,832)
Interest income	3,018	1,627	10,335	1,995
Other expense, net	118	1	109	(238)
Income (loss) before income taxes	(7,961)	4,104	28,858	93,540
Income tax expense (benefit)	(3,119)	8,293	6,788	26,920
Net income (loss)	$(4,842)	$(4,189)	$22,070	$66,620
Net income (loss) per common share
Basic	$(0.04)	$(0.03)	$0.18	$0.53
Diluted	$(0.04)	$(0.03)	$0.18	$0.53
Weighted average common shares outstanding
Basic	119,366,013	125,763,245	120,826,644	126,108,329
Diluted	119,680,269	125,794,209	121,474,880	126,261,614

OPEN LENDING CORPORATION
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net income (loss)	$22,070	$66,620
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Share-based compensation	9,492	5,449
Depreciation and amortization of fixed assets	1,159	915
Amortization of debt issuance costs	428	424
Non-cash operating lease cost	620	579
Deferred income taxes	(4,985)	375
Other	15	—
Changes in assets & liabilities:
Accounts receivable, net	1,105	804
Contract assets, net	46,116	37,527
Other current and non-current assets	(507)	(2,685)
Accounts payable	86	(996)
Accrued expenses	1,183	2,405
Income tax receivable, net	2,699	(8,369)
Operating lease liabilities	(561)	(495)
Third-party claims administration liability	2,409	1,005
Other current and non-current liabilities	1,329	3,873
Net cash provided by operating activities	82,658	107,431
Cash flows from investing activities
Purchase of property and equipment	(123)	(238)
Capitalized software development costs	(2,055)	(386)
Net cash used in investing activities	(2,178)	(624)
Cash flows from financing activities
Proceeds from term loans	—	150,000
Payments on term loans	(3,750)	(123,594)
Payments on revolving facility	—	(25,000)
Payment of deferred financing cost	—	(976)
Shares repurchased	(37,322)	(18,018)
Shares withheld for taxes related to restricted stock units	(1,258)	(209)
Net cash (used in) provided by financing activities	(42,330)	(17,797)
Net change in cash and cash equivalents and restricted cash	38,150	89,010
Cash and cash equivalents and restricted cash at the beginning of the period	208,519	119,509
Cash and cash equivalents and restricted cash at the end of the period	$246,669	$208,519
Supplemental disclosure of cash flow information:
Interest paid	$10,313	$3,520
Income tax paid, net	$9,075	$36,112
Non-cash investing and financing:
Share-based compensation for capitalized software development	$88	$—
Capitalized software development costs accrued but not paid	$248	$—
Accrued excise tax associated with share repurchases	$314	$—

OPEN LENDING CORPORATION
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$(4,842)	$(4,189)	$22,070	$66,620
Non-GAAP adjustments:
Interest expense	2,820	2,297	10,661	5,832
Income tax expense (benefit)	(3,119)	8,293	6,788	26,920
Depreciation and amortization of fixed assets	335	235	1,159	915
Share-based compensation expense	2,666	1,885	9,492	5,449
Total adjustments	2,702	12,710	28,100	39,116
Adjusted EBITDA	$(2,140)	$8,521	$50,170	$105,736
Total revenue	$14,939	$26,821	$117,460	$179,594
Adjusted EBITDA margin	(14)%	32%	43%	59%

Adjusted operating cash flows(1)
Adjusted EBITDA	$(2,140)	$8,521	$50,170	$105,736
CAPEX	(590)	13	(2,178)	(624)
Decrease (increase) in contract assets, net	19,917	24,511	46,116	37,527
Adjusted operating cash flows	$17,187	$33,045	$94,108	$142,639
(1) Adjusted operating cash flows is defined as Adjusted EBITDA, minus CAPEX, +/- change in contract assets.